                                                                    Exhibit 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the Amended and Restated Omnibus Stock Plan of ACE*COMM Corporation of our report dated August 16, 2000, with respect to the financial statements and schedule of ACE*COMM Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 2000.



/s/ Ernst & Young LLP

McLean, Virginia
September 25, 2000








                                      -10-